EXHIBIT 3.01

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MERCADOLIBRE, INC.

THE UNDERSIGNED, for the purpose of amending and restating the Certificate of Incorporation of a Delaware corporation pursuant to §245 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

ARTICLE I

NAME

The name of the corporation is MercadoLibre, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, Dover, Delaware 19901-3609. The name of the Corporation’s registered agent at such address is United Corporate Services, Inc.

ARTICLE III

NATURE OF BUSINESS

The purpose for which the Corporation is organized is to conduct any lawful business, and to promote any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

1. Authorized Capital Stock. This Corporation is authorized to issue 150,000,000 shares, consisting of (i) 110,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and 40,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series. The Board of Directors may classify and reclassify any unissued shares of Common Stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series of Common Stock pursuant to a resolution adopted by the Board of Directors and/or provided in the DGCL.

2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of two-thirds of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

INCORPORATOR

The name and the mailing address of the incorporator of the Corporation is:

Name	Mailing Address
John F. Haley	Hunton & Williams LLP 1111 Brickell Avenue, Suite 2500 Miami, Florida 33131

ARTICLE VI

DIRECTORS

1. Number and Term. The number of directors that shall constitute the Board of Directors shall be fixed from time to time by a resolution duly adopted by the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders (except to the extent necessary to ensure that the Board of Directors shall be divided into three classes as nearly equal in number as possible) and when their respective successors are elected and qualified.

2. Removal. Any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office by stockholders only for cause and only upon the affirmative vote of not less than two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or willful misconduct in the performance of such director’s duties to the Corporation.

3. Vacancies. Vacancies in the Board of Directors shall be filled in accordance with the procedures set forth in the Bylaws.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

ARTICLE VIII

WRITTEN BALLOT, ACTION WITHOUT A MEETING, CUMULATIVE VOTING

1. Election by Written Ballot. Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation so provide.

2. Action Without a Meeting. Notwithstanding anything to the contrary in Section 228 of the DGCL, stockholders of the Corporation may not take action by written consent in lieu of a meeting.

3. Cumulative Voting. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors or for any other purpose.

ARTICLE IX

SPECIAL MEETINGS, INTRODUCTION OF BUSINESS

1. Special Meetings. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) a majority of the Board of Directors, (ii) the Chairman of the Board of Directors, or (iii) the Chief Executive Officer of the Corporation.

2. Introduction of Business and Stockholder Nominations. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in accordance with the procedures outlined in the Bylaws of the Corporation in order for such nominations or other business to be considered at such meeting.

ARTICLE X

LIABILITY OF DIRECTORS

To the fullest extent permitted by the DGCL, as the same may be amended from time to time, or any other applicable laws presently or thereafter in effect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize, with the approval of a corporation’s stockholders, further elimination of the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL, as so amended. No amendment or repeal of this provision will deprive a director of the benefits of this Article X with respect to any act or omission occurring prior to such amendment or repeal.

ARTICLE XI

INDEMNIFICATION

1. Right to Indemnification. The Corporation shall, to the fullest extent permitted by the DGCL, as the same may be amended from time to time, or any other applicable laws presently or thereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Corporation or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The right to indemnification shall extend to the heirs, executors, administrators and estate of any such director or officer. The right to indemnification provided in this Article XI (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including, without limitation, pursuant to any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XI. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws, or enter into one or more agreements with any person, that provide for indemnification greater or otherwise different than that provided in this Article XI or the DGCL, and any such agreement approved by the Board of Directors will be a valid and binding obligation of the Corporation regardless of whether one or more members of the Board of Directors, or all members of the Board of Directors, are parties thereto or to similar agreements. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article XI will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption, and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any agreement entered into or right granted prior to the effective date of such amendment, repeal or adoption.

2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article XI shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) reasonably incurred in defending any such action, suit or proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an indemnitee in his or her capacity as a director or officer as described in Section 1 of Article XI above (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article XI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

3. Merger or Consolidation. For purposes of this Article XI, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XI with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

ARTICLE XII

RESTRICTIONS ON OFFERS AND ACQUISITIONS OF THE CORPORATION’S

EQUITY SECURITIES

1. Restrictions. No individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (each, a “Person”) shall directly or indirectly offer to acquire or acquire, whether voluntarily or involuntarily, by operation of law or otherwise, the beneficial ownership of any securities of the Corporation that will cause it to beneficially own (i) more than 20% of the issued and outstanding shares of any class of an equity security of the Corporation, or (ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the beneficial owner), such Person would be the beneficial owner of more than 20% of any class of an equity security of the Corporation. For purposes of this Article XII, “beneficial ownership” of a security shall mean the power to directly, or indirectly, through any contract, arrangement or otherwise, (i) vote or direct the voting of such security, or (ii) invest, dispose or direct the disposition of such security.

2. Exclusions. The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii) any employee benefit plan or arrangement established by the Corporation or a subsidiary of the Corporation and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of the members of the Board of Directors then in office.

3. Remedies. Any acquisition attempted to be made in violation of this Article XII shall be null and void. In the event that any securities of the Corporation are acquired in violation of this Article XII, all such securities beneficially owned by any Person in excess of 20% shall be considered “Excess Shares” and shall not be counted as shares of stock entitled to vote and shall not be voted by any Person or counted as voting shares of stock in connection with any matters submitted to stockholders for a vote. The Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale. The Corporation shall be deemed to be the agent for such Person for the limited purpose of consummating a sale of such Excess Shares.

4. Rights Plans. Without (i) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock or (ii) the consent of a majority of the Board of Directors, the Corporation shall not authorize or establish any Rights Plan. For purposes of this Amended and Restated Certificate of Incorporation, a “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “stockholder rights plan” or “shareholder rights plan” including, without limitation, any issuance of securities or other distribution to stockholders of the Corporation, whether or not pursuant to any plan that includes conversion rights, exchange rights, warrants, options or any other rights of any kind, any of which would entitle the holders thereof to acquire, or provides for the holders thereof to receive, any securities of the Corporation either (i) at an exercise, option, conversion or exchange price that is less than the Fair Market Value (as defined below) of the underlying securities on the date of grant or (ii) at an exercise, option, conversion or exchange price that is determined by reference to the Fair Market Value of the underlying securities at the time of exercise and which either explicitly or implicitly by its terms would entitle the holders thereof to acquire, or provide for the holder thereof to receive, the underlying securities at a price other than the Fair Market Value of such securities on the date of grant. For purposes of this paragraph, “Fair Market Value” means (1) as to any class of securities traded on a national securities exchange or quoted on the recognized over-the-counter market, or any class of securities convertible by its terms into such securities, the last closing price on such exchange or last sale price so reported, in each case as to such traded or reported class of securities on the date nearest preceding the date of determination of the Fair Market Value and (ii) as to all other securities, the fair market value determined by the board of directors of the Corporation in the exercise of its good faith and reasonable best judgment.

5. Business Combinations. The Corporation hereby elects to opt in to the provisions of Section 203 of the DGCL.

ARTICLE XIII

PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE XIV

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred in this Certificate of Incorporation on the stockholders of the Corporation are granted subject to this reservation. This Certificate of Incorporation may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter, except for the provisions in Section 2 of Article IV, and Articles VI, VII, VIII, IX, XII and this Article XIV, which may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

IN WITNESS WHEREOF, I have hereunto signed my name this      day of             , 2007.

Marcos Galperín
President and Chief Executive Officer